    Exhibit 99.1

For immediate release
For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Ascendant Solutions, Inc. Announces Second Quarter Fiscal 2006 Results

Dallas (August 10, 2006) - Ascendant Solutions, Inc. (ASDS:OB) (the “Company”) today announced its financial results for its second quarter ending June 30, 2006 which included a 2.5% increase in consolidated revenues which were $12,889,000 as compared to revenues of $12,576,000 for the second quarter of 2005. The Company reported a consolidated net loss of $180,000 (after charges of approximately $154,000, representing the Company’s portion of the net operating losses incurred Fairways Frisco, LP). The Company’s net loss narrowed by $259,000 when compared to the Company’s second quarter 2005 net loss.

David E. Bowe, President & CEO, commented, “The second quarter reflected continued progress in improving the profitability at Dougherty’s Pharmacy, our flagship store. However, further progress is required in improving the financial performance at Medicine Man pharmacies and Park InfusionCare. We are pleased with the results of our real estate advisory service operations during the second quarter. We continue to work toward further improvements in the efficiency and profitability of both the healthcare and real estate advisory service operations over the balance of the year.”

Segment highlights that contributed to the Company’s second quarter 2006 results include:

Real Estate Advisory Services:

The Company’s real estate advisory services businesses showed growth in revenues and EBITDA during the second quarter of 2006 as a result of increased advisory services transactions. Revenues increased by $184,000 as compared to the second quarter of 2005. During the second quarter of 2006, real estate advisory services earned EBITDA of $495,000, an increase of 136% over the second quarter of 2005. (See the attached table for a reconciliation of EBITDA to net income on a GAAP basis).

In June 2006, the Company’s wholly-owned subsidiary ASDS of Orange County, Inc. refinanced its term note payable incurred in connection with the acquisition of CRESA Partners of Orange County, LP in May 2004. This note payable was replaced by a bank at a discount of $100,000 to its outstanding principal balance and a reduction in the annual interest rate of 0.75%. The discount is recognized as other income in the Company’s consolidated statement of operations for the three months ending June 30, 2006. The term of the note was also extended to June 2009.

Corporate & Other :

During the second quarter ended June 30, 2006, the Company recorded a $154,000 non-cash charge as required under the equity method of accounting to record the Company’s share of net losses incurred by Fairways Frisco. The Company is not obligated to fund any operating losses incurred by Fairways Frisco.

Healthcare Results:

The Company’s subsidiary, Dougherty’s Holdings, Inc. (“DHI”), which owns and operates Dougherty’s Pharmacy, Medicine Man Pharmacies and Park InfusionCare, reported revenues of $10,021,000 during the second quarter of 2006 as compared to $9,892,000 for the second quarter of 2005. EBITDA was a loss of $85,000 for the second quarter of 2006, as compared to positive EBITDA of $93,000 in the same quarter of 2005. (See the attached table for a reconciliation of EBITDA to net income on a GAAP basis). The increase in revenue of $1,020,000, or 13.7% at the retail pharmacies, is offset by a decrease of $891,000 or 36.2% of revenue at Park InfusionCare . The decrease in infusion revenue is due to a decrease in the number of patient therapies and the Company's prior announcement in November 2005 of the plans to discontinue the business.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

In May 2006, DHI announced that it had decided to continue its infusion therapy operations, Park InfusionCare as part of its core business. As a result the results of Park InfusionCare are included in results from continuing operations during the second quarter.

The Company had previously recorded an estimated charge of $230,000 for employee retention costs directly related to any potential disposition or strategic transaction for Park InfusionCare. As no such transaction was consummated, none of these retention costs were paid and the Company recorded a reversal of this accrual as part of results from discontinued operations in its June 30, 2006 quarterly report on Form 10-Q.

About Ascendant Solutions

Ascendant Solutions, Inc. ("Ascendant") is a diversified financial services company seeking to invest in, or acquire, manufacturing, distribution or service companies. The Company also conducts various real estate activities, performing real estate advisory services for corporate clients, and, through an affiliate, purchase real estate assets as a principal. Ascendant specializes in solving complex transactions where creative and quick solutions can add value to an enterprise

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995

This news release includes certain forward-looking statements. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this news release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements.

These risks and uncertainties include, but are not limited to, (a) the following general risks: our limited funds and risks of not obtaining additional funds, certain of our subsidiaries are highly leveraged, potential difficulties in integrating and managing our subsidiaries, our dependence upon management, our dependence upon a small staff, certain subsidiaries accounting for a significant percentage of revenue, unforeseen acquisition costs, the potential for future leveraged acquisitions, restrictions on the use of net operating loss carryforwards, and the difficulty in predicting operations; (b) the following risks to Dougherty’s Holdings, Inc.: extensive regulation of the pharmacy business, the competitive nature of the retail pharmacy industry, third party payor attempts to reduce reimbursement rates, difficulty in collecting accounts receivable, dependence upon a single pharmaceutical products supplier, price increases as a result of our potential failure to maintain sufficient pharmaceutical sales, shortages in qualified employees, and liability risks inherent in the pharmaceutical industry; (c) the following risks to CRESA Partners of Orange County, L.P.: the size of our competitors, our concentration on the southern California real estate market, the variance of financial results among quarters, the inability to retain senior management and/or attract and retain qualified employees, the regulatory and compliance requirements of the real estate brokerage industry and the risks of failing to comply with such requirements, and the potential liabilities that arise from our real estate brokerage activities; (d) the following risks to our investments in real estate: our dependence on tenants for lease revenues, the risks inherent in real estate development activities, the general economic conditions of areas in which we focus our real estate development activities, the risks of natural disasters, the illiquidity of real estate investments; and (e) the following other risks: a majority of our common stock is beneficially owned by our principal stockholders, officers and directors, relationships and transactions with related parties, our stock is not traded on NASDAQ or a national securities exchange, effect of penny stock regulations, and litigation. Please refer to the Company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. In addition to the aforementioned risk factors, our future operating results are difficult to predict. Factors that are likely to cause varying results include (a) our ability to profitably operate Dougherty’s Holdings, Inc. and CRESA Partners of Orange County, L.P. and to pay the principal and interest on the significant debt incurred to make these acquisitions; (b) our ability to profit from our investments in other entities, including, but not limited to, Ampco Partners, Ltd., Fairways Frisco, L.P., Fairways 03 New Jersey, L.P. and CRESA Capital Markets Group, L.P.; (c) our ability to successfully operate Park InfusionCare; (d) the results of our investments in real estate; (e) fluctuations in general interest rates; (f) the availability and cost of capital to us; (g) the existence and amount of unforeseen acquisition costs; and (h) our ability to locate and successfully acquire or develop one or more business enterprises.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

Use of Non-GAAP Financial Information

To supplement the Company's consolidated financial information presented in accordance with generally accepted accounting principles ("GAAP") in this press release, the Company uses the non-GAAP financial measure of EBITDA, defined as net income minus interest, taxes, depreciation and amortization.

The Company's management reviews these non-GAAP financial measures internally to evaluate the Company's performance and manage its operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company's current operating results and provides comparable measures to help investors understand the Company's future operating results. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures, within the attached table, as required under SEC rules regarding the use of non-GAAP financial measures. The Company urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Ascendant Solutions, Inc. • 16250 Dallas Parkway • Suite 205 • Dallas, Texas 75248 • Telephone: (972) 250-0945

	Three Months Ended June 30,

	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2006	2005	2006	2005	2006	2005	2006	2005

Revenue	$10,021	$9,892	$2,868	$2,684	$-	$-	$12,889	$12,576
Cost of sales	7,202	6,674	1,817	1,783	-	-	9,019	8,457
Gross profit	2,819	3,218	1,051	901	-	-	3,870	4,119
Other income	69	1	100	-	8	35	177	36
Equity in income (losses) of equity method investees	-	-	-	-	(121)	(134)	(121)	(134)
Discontinued operations	230	-	-	-	-	-	230	-
Net income	$(58)	$(76)	$291	$6	$(413)	$(369)	$(180)	$(439)
Plus:
Interest Expense (Income)	86	84	106	110	3	(5)	195	189
Taxes	-	-	28	17	3	-	31	17
Depreciation &
Amortization	117	85	70	77	6	3	193	165
Discontinued operations	(230)	-	-	-	-	-	(230)	-
EBITDA from continuing operations	$(85)	$93	$495	$210	$(401)	$(371)	$9	$(68)

	Six Months Ended June 30,

	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2006	2005	2006	2005	2006	2005	2006	2005

Revenue	$19,961	$19,717	$6,532	$6,128	$-	$-	$26,493	$25,845
Cost of sales	14,132	13,326	3,941	3,832	-	-	18,073	17,158
Gross profit	5,829	6,391	2,591	2,296	-	-	8,420	8,687
Other income	91	4	100	(1)	12	35	203	38
Equity in income (losses) of equity method investees	-	-	-	-	(216)	(135)	(216)	(135)
Discontinued operations	230	-	-	-	-	-	230	-
Net income	$(241)	$(205)	$713	$459	$(794)	$(692)	$(322)	$(438)
Plus:
Interest Expense (Income)	169	169	211	210	(1)	(12)	379	367
Taxes	-	-	73	77	12	-	85	77
Depreciation &
Amortization	194	171	145	146	12	5	351	322
Discontinued operations	(230)	-	-	-	-	-	(230)	-
EBITDA from continuing operations	$(108)	$135	$1,142	$892	$(771)	$(699)	$263	$328

	June 30, 2006 and December 31, 2005
	Healthcare		Real Estate Services		Corporate and Other		Consolidated
	2006	2005	2006	2005	2006	2005	2006	2005

Total assets	$7,460	$8,631	$10,724	$11,341	$1,637	$2,026	$19,821	$21,998

	June 30	December 31
Selected Balance Sheet Data	2006	2005
($ in thousands)

Assets:
Cash and cash equivalents	$1,882	$3,221
Accounts receivable	4,510	5,108
Inventories	2,674	2,826
Working capital*	(1,235)	4,506
Equity method investments	815	1,086
Goodwill	7,299	7,299
Total assets	$19,821	$21,998

Liabilities & Stockholders Equity:
Accounts payable & accrued liabilities	$4,777	$6,308
Long-term debt (including current maturities)	11,286	11,923
Stockholders' equity	$2,836	$3,073

* - Includes $6,478 and $1,049 for current maturities of long term debt at June 30, 2006 and December 31, 2005, respectively.